Exhibit 99.1

Confidential / Subject to FRE 408

Non-Binding Proposal: For Discussion Purposes Only

K&E/Jefferies Comments 7/19/2016

GOODMAN NETWORKS INCORPORATED, ET AL.

RESTRUCTURING TERM SHEET

July [•], 2016

THIS TERM SHEET (THE “TERM SHEET”) DESCRIBES THE PRINCIPAL TERMS OF PROPOSED RESTRUCTURING AND RECAPITALIZATION TRANSACTIONS (COLLECTIVELY, THE “RESTRUCTURING”) PURSUANT TO WHICH GOODMAN NETWORKS INC. (“GOODMAN”) AND CERTAIN OF GOODMAN’S SUBSIDIARIES (TOGETHER, WITH GOODMAN, THE “COMPANY”)1 WILL RESTRUCTURE THEIR CAPITAL STRUCTURE THROUGH A PREPACKAGED PLAN OF REORGANIZATION (THE “PLAN”) FILED IN CONNECTION WITH VOLUNTARY CASES (THE “CHAPTER 11 CASES”) COMMENCED BY THE COMPANY UNDER CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”) IN THE UNITED STATES BANKRUPTCY COURT FOR THE [NORTHERN DISTRICT OF TEXAS]2 (THE “BANKRUPTCY COURT”).3

THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE PLAN AND OTHER DEFINITIVE DOCUMENTATION GOVERNING THE RESTRUCTURING. SUCH DEFINITIVE DOCUMENTS SHALL SATISFY THE REQUIREMENTS OF ALL APPLICABLE SECURITIES LAWS, THE BANKRUPTCY CODE, AND THIS TERM SHEET.

THIS TERM SHEET IS PROVIDED IN CONFIDENCE AND MAY BE DISTRIBUTED ONLY WITH THE EXPRESS WRITTEN CONSENT OF THE CONSENTING NOTEHOLDERS (AS DEFINED HEREIN) AND THE COMPANY. THIS TERM SHEET IS PROVIDED IN THE NATURE OF A SETTLEMENT PROPOSAL IN FURTHERANCE OF SETTLEMENT DISCUSSIONS. ACCORDINGLY, THIS TERM SHEET IS ENTITLED TO THE PROTECTIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION AND INFORMATION EXCHANGED IN THE CONTEXT OF SETTLEMENT DISCUSSIONS. FURTHER, NOTHING IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR BINDING ON THE CONSENTING NOTEHOLDERS, THE COMPANY OR THEIR RESPECTIVE AFFILIATES.

[1]	[As used herein, the “Company” includes Goodman, Minnesota Digital Universe, Inc., Multiband Corporation, Multiband EWM, Inc., Multiband EWS, Inc., Multiband Field Services, Incorporated, Multiband MDU Incorporated, Multiband Special Purpose, LLC, Multiband Subscriber Services, Inc., Goodman Networks Services, LLC, and Goodman Networks GMBH.]
[2]	NTD: To be discussed.
[3]	This Term Sheet does not constitute an offer of securities or a solicitation of the acceptance or rejection of a chapter 11 plan for the purposes of sections 1125 and 1126 of the Bankruptcy Code. Any such offer or solicitation will comply with all applicable securities laws and/or provisions of the Bankruptcy Code.

Confidential / Subject to FRE 408

Non-Binding Proposal: For Discussion Purposes Only

Overview

Restructuring Summary[4]	The Company and certain holders of the Company’s 12.125% Senior Secured Notes due 2018 (collectively, such notes, the “Secured Notes,” and such holders, the “Consenting Noteholders”) have agreed to support the Restructuring of the Secured Notes. As described in greater detail herein, the Consenting Noteholders agree to exchange their Secured Notes through the Plan consistent with the terms and conditions described in this Term Sheet (which each Consenting Noteholder shall support and with respect to which each Consenting Noteholder shall vote its Claims (as defined in section 101(5) of the Bankruptcy Code) to accept the Plan), in each case subject to the Restructuring Support and Forbearance Agreement, dated July [•], 2016 (the “RSA”), for certain debt and equity securities and a portion of the cash proceeds from the Company’s sale of certain of its assets to Dycom Industries Inc. (“Dycom,” and such sale, the “Dycom Sale”).

Implementation of the Restructuring

The Restructuring shall be implemented through the prepackaged Chapter 11 Cases.[5] [As of July 31, 2016, the Company and Consenting Noteholders holding in the aggregate no less than [60]%[6] of the outstanding principal amount of Secured Notes shall have entered into the RSA (such date, the “RSA Effective Date”). Pursuant to the RSA, the Consenting Noteholders shall, among other things, direct the Indenture Trustee (as defined herein) to not exercise any such remedies on account of any Claims against the Company until the earlier of (i) the Plan Effective Date and (ii) the termination of the RSA in accordance with its terms.]

Following the RSA Effective Date, the Company will solicit votes and acceptances on the Plan, commence the Chapter 11 Cases, and pursue consummation of the Plan pursuant to the timeline set forth in the RSA. The Plan and the disclosure statement describing the Plan shall be filed contemporaneously with the commencement of the Chapter 11 Cases or as soon thereafter as is practicable, but no event later than the date set forth in the RSA. The Plan shall be in all material respects consistent with this Term Sheet.

As used herein, the “Plan Effective Date” shall mean the date of the Plan if the Chapter 11 Cases are commenced as provided in this Term Sheet.

[4]	NTD: Restructuring is subject to resolution of the AT&T tax issues in a manner acceptable to the Consenting Noteholders.
[5]	The obligations of the Consenting Noteholders and the Company in respect of consummating the Restructuring through the prepackaged Chapter 11 Cases shall be as set forth in the RSA.
[6]	NTD: To be discussed.

Confidential / Subject to FRE 408

Non-Binding Proposal: For Discussion Purposes Only

Indebtedness to be Restructured

•    Credit Facility Claims: the principal amount outstanding under either that certain Amended and Restated Revolving Credit and Security Agreement (as amended, restated, or otherwise modified from time to time, the “Credit Facility Agreement,” and such credit facility, the “Credit Facility”); or the credit facility then outstanding (the “New Credit Facility”); and

•    Secured Notes Claims: approximately $325 million in principal amount (collectively, the “Secured Notes Claims”) outstanding under that certain Indenture, dated as of June 23, 2011, providing for the issuance of the Secured Notes (such indenture, as amended from time to time and with all supplements and exhibits thereto, the “Indenture”), by and between Goodman and Wells Fargo Bank, National Association, as trustee (the “Indenture Trustee”).

Treatment of Claims and Interests

Administrative Claims Priority Tax Claims Other Priority Claims Other Secured Claims	All such claims shall be paid in full in cash or receive such other customary treatment that renders such claims unimpaired under the Bankruptcy Code.

Credit Facility Claims	The Credit Facility Agreement shall be either amended and restated (any such amended and restated credit facility, the “Amended Credit Facility”) or refinanced/replaced with the New Credit Facility. The Amended Credit Facility or New Credit Facility, as applicable, shall have the same priority and the same liens on all collateral as under the Credit Facility Agreement, and shall have terms that are reasonably satisfactory to the Consenting Noteholders and the Company.

Secured Notes Claims

All holders of Secured Notes Claims will receive their pro rata share of the following consideration on or as soon as reasonably practicable after the Plan Effective Date:

•    Sale Proceeds Cash Paydown: approximately $70 million of the $107.5 million in sale proceeds payable pursuant to the Asset Purchase Agreement, by and between the Company and Dycom, dated June 2, 2016 (as amended from time to time), comprising (i) funds received at closing and (ii) funds paid into escrow in respect of the Company’s potential indemnification obligations pursuant to the Dycom transaction documents;

•    New Notes: approximately $125 million aggregate principal amount of new 11% senior secured notes due 2022 (the “New Notes”). The New Notes will have a first lien on substantially all of the Company’s assets and a second lien on the collateral securing the Amended Credit Facility;

Confidential / Subject to FRE 408

Non-Binding Proposal: For Discussion Purposes Only

•    PIK Preferred Stock: approximately $130 million aggregate principal amount of new 11% Payment-in-Kind Preferred Stock (the “New PIK Preferred Equity”). The New PIK Preferred Equity shall have terms acceptable to the Consenting Noteholders and the Company and shall, in any event, include the following terms:

•    The right to appoint two directors to the board of directors (the “Board of Directors”) of reorganized Goodman (“Reorganized Goodman”) the Board of Directors;

•    The right to have such directors sit on all committees of the Board of Directors;

•    Customary anti-dilution protections;

•    Consent rights over any equity issuances to the extent such equity is to be senior or pari passu with the New PIK Preferred Equity;

•    Tag-along and registration rights to be agreed upon by the Consenting Noteholders and the Company;

•    [Consent rights over a change of control (including the sale of all or substantially all of the Company’s assets) to the extent that New PIK Preferred Equity does not receive a par recovery;]

•    Consent rights over any proposed increase to the number of the directors on the Board of Directors;

•    Consent rights to any proposed material amendments to any organizational documents of the Company;

•    [At the Company’s sole discretion, the right to receive dividends in cash (rather than PIK) when the Company has sufficient profits, including the ability to redeem any PIK dividends previously received for cash to the extent there are sufficient profits; and

•    Right to have the New PIK Preferred Equity redeemed when there is sufficient excess cash.7]

•    Reorganized Equity: approximately 25% of the common stock of Reorganized Goodman on a fully diluted basis.

General Unsecured Claims	[All general unsecured claims will be paid in the ordinary course of business as they come due.][8]

[7]	NTD: To be discussed whether this construct will be possible in light of desired tax consequences. Also to discuss whether noteholders are generally U.S. or non-U.S. holders and the consequences of U.S. versus non-U.S. ownership.
[8]	NTD: Subject to diligence.

Confidential / Subject to FRE 408

Non-Binding Proposal: For Discussion Purposes Only

Existing Equity Interests in the Company	The holders of existing common equity interests in Goodman will receive or retain 75% of the common stock in Reorganized Goodman, subject to dilution as a result of the management incentive plan.

Other Terms

Governance

On the Plan Effective Date, Reorganized Goodman will have a five person Board of Directors, which will consist of:

•    Ron Hill, as Chairman;

•    Larry Haynes and Steve Elfman; and

•    Two independent directors selected by the Consenting Noteholders, which Ron Hill will have the opportunity to meet prior to the Plan Effective Date.

Management Incentive Plan

As of the Plan Effective Date, Reorganized Goodman will implement a management incentive plan, which shall consist of no less than [•]% of the New PIK Preferred Equity (the “MIP Equity”) on terms and conditions reasonably acceptable to the Consenting Noteholders; provided, that the Consenting Noteholders shall work with the Company in good faith to negotiate a mutually-acceptable management incentive plan in advance of the Plan Effective Date, including with respect to inclusion of the Reorganized Goodman common stock as part of the MIP Equity.

Fifty percent of the MIP Equity will vest and be allocated as of the Plan Effective Date, and the remaining 50% of the MIP Equity will vest and be allocated as determined by the Board of Directors of Reorganized Goodman.

Employment Agreements	All current executive employment agreements will be assumed by Reorganized Goodman as part of the Plan.

SEC Reporting	On or as soon as reasonably practicable after the Plan Effective Date, the Company shall cease to be subject to the public reporting requirements under the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other applicable securities rules and regulations. The Company will provide comparable financial reporting to the indenture trustee to the New Notes and the administrative and collateral agent of the Amended Credit Facility or New Credit Facility, as applicable.

Confidential / Subject to FRE 408

Non-Binding Proposal: For Discussion Purposes Only

Indemnification of Prepetition Officers and Directors

The Plan shall provide for tail coverage liability insurance for the Company’s directors and officers, which insurance policy will be obtained in consultation with the Consenting Noteholders.

[As of the Plan Effective Date, the Company shall provide customary indemnification rights to the existing directors, officers, and employees of the Company.][9]

Fiduciary Out	Notwithstanding anything to the contrary herein, (i) the board of directors, the board of managers, or any such similar governing body of any Company entity (any such board, the “Board” and collectively, the “Boards”) shall be permitted to take (or permitted to refrain from taking) any action with respect to the covenants and agreements set forth in this Term Sheet or the RSA to the extent such board of directors, board of managers, or such similar governing body determines, in its sole discretion after consultation with its outside legal counsel, that taking such action, or refraining from taking such action, as applicable, is necessary to comply with its applicable fiduciary duties, and (ii) the Boards, the officers, and the employees of each Company entity shall not be required to take (or refrain from taking) any actions inconsistent with applicable law or any of their fiduciary duties.

Restructuring Fees and Expenses	The Company shall pay all reasonable and documented fees and out-of-pocket expenses of the Consenting Noteholders in connection with the Restructuring, including the reasonable and documented fees and out-of-pocket expenses of Akin Gump Strauss Hauer & Feld LLP, Greenhill & Co., LLC (“Greenhill”), counsel and financial advisor, respectively, to the Consenting Noteholders, and all fees and expenses of one local counsel, in each case that are due and owning after receipt of reasonably detailed applicable invoices (with such redactions that are necessary to preserve attorney-client privilege, as applicable), and in accordance with the terms of the applicable engagement letters, with any balance(s) paid on the Plan Effective Date, including, for the avoidance of doubt the Transaction Fee (as defined in the Greenhill engagement letter).

Releases and Exculpation	To the fullest extent permitted by applicable law, the Plan shall include a full release from liability in favor of the Company, the holders of the Secured Notes, the Indenture Trustee, the agent under the Credit Agreement, the existing equityholders, AT&T and their respective current and former direct and indirect affiliates and their and their respective affiliates’ equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, officers, directors, employees, advisors, financial advisors, principals, attorneys, professionals, accountants,

[9]	NTD: To be discussed and subject to diligence.

Confidential / Subject to FRE 408

Non-Binding Proposal: For Discussion Purposes Only

investment bankers, consultants, agents and other representatives (including their respective equityholders, members, partners, subsidiaries, affiliates, funds managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives) (collectively, the “Released Parties”) by the Company, the existing equityholders and the holders of the Secured Notes from any claims or causes of action related to, or arising out of, the Restructuring, the New Credit Facility, the Amended Credit Facility, the Chapter 11 Cases, the pursuit of confirmation of the Plan, in each case as applicable, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for claims resulting from fraud, gross negligence or willful misconduct. For the avoidance of doubt, the Released Parties shall be included in and protected by the exculpation and injunction provisions of the Plan to the fullest extent possible under law.

Tax Matters	The parties will work together in good faith and will use reasonable best efforts to structure and implement the Restructuring and the transactions related thereto in a tax efficient and cost-effective manner for the Company, the existing equityholders, and the Consenting Noteholders.

Conditions Precedent to Closing	The occurrence of the Plan Effective Date shall be subject to the satisfaction of the conditions precedent as set forth in the RSA and the offering documentation.

Organizational Documents	As of the Plan Effective Date, all holders of the New PIK Preferred Equity shall enter into a Shareholders Agreement on terms acceptable to the Consenting Noteholders and the Company.

Governing Law and Forum

New York governing law and consent to exclusive New York jurisdiction.

Notwithstanding the preceding sentence, upon the commencement of the Chapter 11 Cases by the Company and certain of its direct and indirect subsidiaries and affiliates, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with the Restructuring.